                                  EXHIBIT 21.1

                                                                    Exhibit 21.1

                                  SUBSIDIARIES

                                       OF

                                  UNIVEC, INC.


       Name                State of Incorporation             Ownership
       ----                ----------------------             ---------

Rx Ultra, Inc.                     New York                      100%